Exhibit 16.1

June 5, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read the statements made by SecureCare Technologies, Inc. under Item 4.01 of its Form 8-K dated June 5, 2009. We agree with the statements concerning our Firm in such Form 8-K.

/s/ KBA GROUP LLP